Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
THIRD QUARTER 2014 RESULTS

•	Total revenue increased 9% sequentially

•	International Services revenue grew 11% sequentially and 18% year-over-year

•	Total Company Adjusted EBITDA margin was 41%

•	Diluted earnings per share were $0.31

November 7, 2014 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company”) today reported revenues of $296.2 million, and net income of $67.4 million for the three months ended September 30, 2014. Diluted earnings per share for the third quarter were $0.31, with weighted average shares outstanding of 207.9 million. Adjusted EBITDA for the quarter was $120.5 million or 40.7% of revenue.

D. Keith Mosing, Frank’s International’s Chairman, Chief Executive Officer and President said, “Frank’s International delivered strong results in the third quarter with $296 million in revenue and over 40% Adjusted EBITDA margins. Each of our three segments reported increases in revenue both on a sequential quarter basis and year-over-year. Our continued growth is driven by our customers’ pursuit of oil and gas reserves with deeper, more complex wells.” Mr. Mosing continued, “We are maintaining our full year 2014 guidance including at least 10 percent revenue growth in the Gulf of Mexico and International Services segment and total Company Adjusted EBITDA margin between 37 and 39 percent.”

Third Quarter 2014 Results

•	Revenue was $296.2 million, up 8.5% compared to the second quarter of 2014, and up 9.7% compared to the third quarter of 2013

◦	International Services revenue was $143.3 million, up 10.7% compared to the second quarter of 2014, and up 17.8% year-over-year

◦	U.S. Services revenue was $112.1 million, up 6.2% compared to the second quarter of 2014, and up 3.7% year-over-year

◦	Tubular Sales revenue was $40.7 million, up 7.4% compared to the second quarter of 2014, and up 1.0% year-over-year

•	Net income was $67.4 million with $47.3 million, or $0.31 per share, attributable to common shareholders

•	Diluted earnings per share were $0.31 with weighted average shares outstanding of 207.9 million

•	Adjusted EBITDA totaled $120.5 million with an Adjusted EBITDA margin of 40.7%

•	Effective tax rate for the third quarter of 2014 was 22.7%

•	Cash flow from operations for the first nine months of 2014 was $273.9 million, up 14.1% year-over-year

Adjusted EBITDA, Adjusted EBITDA margin and segment Adjusted EBITDA, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below. Adjusted EBITDA, segment Adjusted EBITDA and the other segment data discussed below do not include income from discontinued operations. Please see “Use of Non-GAAP Financial Measures” and the reconciliations appearing under the heading “Non-GAAP Financial Financial Measures”.

Segment Results

International Services
International Services revenue from external sales was $143.3 million in the third quarter of 2014, up 10.7% compared to the second quarter of 2014, and up 17.8% compared to the third quarter of 2013. Third quarter 2014 sequential revenue increases were driven by 10 percent plus growth in West Africa, Europe, Latin America and the Middle East. West Africa, Europe and the Middle East also had 10 percent plus year-over-year revenue growth. Growth was driven by increased offshore rig count and increased market share.

Segment Adjusted EBITDA for the third quarter of 2014 of $65.4 million was up 33.7% compared to the second quarter of 2014, and up 34.1% compared to the third quarter of 2013. Segment Adjusted EBITDA margin for the third quarter 2014 was 45.6% of external revenue. Adjusted EBITDA increased due to revenue growth in the third quarter related to higher margin opportunities in the Company’s offshore markets and less operating expense.

U.S. Services
U.S. Services revenue from external sales was $112.1 million in the third quarter of 2014, up 6.2% compared to the second quarter of 2014, and up 3.7% compared to the third quarter of 2013.

For the third quarter, onshore revenue within the U.S. Services segment of $46.5 million was up 18.1% compared to the second quarter of 2014 and down 0.6% year-over-year. The Company’s updated strategy and commitment to reinvesting in the U.S. land market has led to increased revenue and market share.

Offshore revenue within the U.S. Services segment for the third quarter was essentially flat with the second quarter of 2014 but increased 7.0% year-over-year to $65.7 million. Flat sequential revenue was due to ocean currents which caused extended rig downtime. This decline was offset by work on two new drillships that entered the region in the third quarter.

Segment Adjusted EBITDA of $45.8 million was up 1.8% compared to the second quarter of 2014 and down 3.0% compared to the third quarter of 2013. Segment Adjusted EBITDA margin was 40.8% of external revenue for the third quarter of 2014.

Tubular Sales
Tubular Sales revenue from external sales was $40.7 million in the third quarter of 2014, up 7.4% compared to the second quarter of 2014, and up 1.0% compared to the third quarter of 2013. Year-over-year and sequential increases in revenue were due to timing of deliveries related to customers’ projects. Total pipe and connector inventory decreased $6.9 million from June 30, 2014 to $190.2 million at September 30, 2014 as the Company works to reduce its total inventory.

Segment Adjusted EBITDA for the second quarter was $9.3 million, up slightly compared to the second quarter of 2014, and up 75.0% compared to the third quarter of 2013. Segment Adjusted EBITDA margin was 23.0% of external revenue for the third quarter of 2014.

Capital Expenditures and Balance Sheet

Capital expenditures were $124.2 million for the first nine months of 2014. The Company’s consolidated cash balance at September 30, 2014 was $468.4 million compared to $404.9 million at December 31, 2013. At September 30, 2014, there was $92.7 million of unused capacity under the Company’s $100.0 million credit facility, net of outstanding letters of credit.

Dividends

On November 5, 2014, the Board of Managing Directors of the Company (the “Management Board”), with the approval from the Board of Supervisory Directors of the Company (the “Supervisory Board”, and jointly with the Management Board, the “Boards”), declared that the Company will pay a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax) on December 15, 2014 to all common stockholders of record as of November 28, 2014 as part of its regular quarterly cash dividend program.  Future declarations of dividends and their record and payment dates are subject to the final determination of the Boards.

2014 Outlook

The Company is maintaining its full year 2014 outlook. The Company currently expects:

•	International Services revenue to grow at least 10% year-over-year;

•	Revenue from the offshore portion of the U.S. Services segment revenue to grow at least 10%;

•	Revenue from the onshore portion of the U.S. Services segment to decline 10%;

•	Tubular Sales revenue to grow at least 4%;

•	Adjusted EBITDA margin to be between 37% and 39%;

•	The effective tax rate for 2014 is expected to be between 20% and 25%; and,

•	2014 capital expenditures is expected to be approximately $190 million.

Conference Call

The Company will host a conference call to discuss second quarter results on Friday, November 7, 2014 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 38260917. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 38260917. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has over 4,000 employees and provides services in approximately 60 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s web site, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this news release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines Adjusted EBITDA as income from continuing operations before net interest income or expense, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on sale of assets, foreign currency gain or loss and other non-cash adjustments. The Company uses Adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax rates). The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contacts:

Thomas Dunavant, Manager - Finance and Investor Relations
thomas.dunavant@franksintl.com
713-358-7343

Josh Grodin, Director - Communications and Public Relations
josh.grodin@franksintl.com
713-231-2468

FRANK'S INTERNATIONAL N.V.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Revenues:
Equipment rentals and services	$254,047	$231,838	$228,069	$706,698	$668,582
Products	42,136	41,099	42,033	126,914	127,068
Total revenue	296,183	272,937	270,102	833,612	795,650

Operating expenses:
Cost of revenues, exclusive of
depreciation and amortization
Equipment rentals and services	97,919	90,029	79,213	271,939	228,851
Products	23,237	26,261	31,581	75,527	91,734
General and administrative expenses	65,220	71,760	64,104	196,431	160,016
Depreciation and amortization	23,254	21,895	19,887	66,342	56,593
Loss on sale of assets	280	154	124	193	68
Operating income	86,273	62,838	75,193	223,180	258,388

Other income (expense):
Other income	1,483	2,918	1,128	6,772	8,535
Interest income (expense), net	(13)	80	170	23	(493)
Foreign currency gain (loss)	(526)	65	3,161	(526)	(2,114)
Total other income (expense)	944	3,063	4,459	6,269	5,928
Income from continuing operations
before income tax expense	87,217	65,901	79,652	229,449	264,316
Income tax expense	19,777	15,852	20,185	51,598	32,569
Income from continuing operations	67,440	50,049	59,467	177,851	231,747
Income from discontinued operations,
net of tax	—	—	—	—	42,635
Net income	67,440	50,049	59,467	177,851	274,382
Net income attributable to
noncontrolling interests	20,094	14,833	18,653	53,426	74,005
Net income attributable to
Frank's International N.V.	$47,346	$35,216	$40,814	$124,425	$200,377

Basic earnings per common share
Continuing operations	$0.31	$0.23	$0.30	$0.81	$1.35
Discontinued operations	—	—	—	—	0.25
Total	$0.31	$0.23	$0.30	$0.81	$1.60

Diluted earnings per common share
Continuing operations	$0.31	$0.23	$0.29	$0.80	$1.27
Discontinued operations	—	—	—	—	0.24
Total	$0.31	$0.23	$0.29	$0.80	$1.51

Weighted average number of common
shares outstanding:
Basic	153,923	153,524	137,024	153,659	125,090
Diluted	207,934	207,822	190,435	207,751	178,211

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Revenue
International Services	$143,330	$129,456	$121,680	$391,371	$353,041
U.S. Services	112,149	105,564	108,126	321,468	321,295
Tubular Sales	40,704	37,917	40,296	120,773	121,314
Total	$296,183	$272,937	$270,102	$833,612	$795,650

Segment Adjusted EBITDA:
International Services	$65,359	$48,873	$48,752	$165,260	$153,134
U.S. Services	45,796	44,968	47,215	132,643	149,494
Tubular Sales	9,343	9,311	5,338	28,028	25,893
Corporate and other	6	—	(33)	6	3
Total	$120,504	$103,152	$101,272	$325,937	$328,524

FRANK'S INTERNATIONAL N.V
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013
Cash and cash equivalents	$468,388	$404,947
Working capital	863,916	795,472
Property, plant and equipment, net	567,306	511,199
Total assets	1,705,940	1,561,195
Total debt	322	376
Series A preferred stock	705	705
Total stockholders' equity	1,195,454	1,097,432
Noncontrolling interest	254,953	235,895
Total equity	1,450,407	1,333,327

	Nine Months Ended
	September 30,
	2014	2013

Net cash provided by operating activities	$273,927	$240,157
Net cash used in investing activities	(125,073)	(79,621)
Net cash provided by (used in) financing activities	(82,849)	133,478
	66,005	294,014
Effect of exchange rate changes on cash activities	(2,564)	2,563
Increase in cash and cash equivalents	$63,441	$296,577

Capital Expenditures	$124,187	$126,763

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES
($ In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Revenues	$296,183	$272,937	$270,102	$833,612	$795,650

Income from continuing operations	$67,440	$50,049	$59,467	$177,851	$231,747
Interest (income) expense, net	13	(80)	(170)	(23)	493
Depreciation and amortization	23,254	21,895	19,887	66,342	56,593
Income tax expense	19,777	15,852	20,185	51,598	32,569
Loss on sale of assets	280	154	124	193	68
Foreign currency (gain) loss	526	(65)	(3,161)	526	2,114
Stock based compensation	9,214	15,347	2,520	29,450	2,520
IPO transaction-related costs	—	—	2,420	—	2,420
Adjusted EBITDA	$120,504	$103,152	$101,272	$325,937	$328,524

Adjusted EBITDA margin	40.7	37.8%	37.5%	39.1	41.3%

ADJUSTED SEGMENT EBITDA RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Segment Adjusted EBITDA:
International Services	$65,359	$48,873	$48,752	$165,260	$153,134
U.S. Services	45,796	44,968	47,215	132,643	149,494
Tubular Sales	9,343	9,311	5,338	28,028	25,893
Corporate and other	6	—	(33)	6	3
Adjusted EBITDA Total	120,504	103,152	101,272	325,937	328,524
Interest income (expense), net	(13)	80	170	23	(493)
Income tax expense	(19,777)	(15,852)	(20,185)	(51,598)	(32,569)
Depreciation and amortization	(23,254)	(21,895)	(19,887)	(66,342)	(56,593)
Loss on sale of assets	(280)	(154)	(124)	(193)	(68)
Foreign currency gain (loss)	(526)	65	3,161	(526)	(2,114)
Stock based compensation	(9,214)	(15,347)	(2,520)	(29,450)	(2,520)
IPO transaction-related costs	—	—	(2,420)	—	(2,420)
Income from continuing
operations	$67,440	$50,049	$59,467	$177,851	$231,747

FRANK'S INTERNATIONAL N.V.
EARNINGS PER SHARE CALCULATIONS
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Numerator - Basic
Income from continuing operations	$67,440	$50,049	$59,467	177,851	231,747
Less: Net income attributable to
noncontrolling interest	(20,094)	(14,833)	(18,653)	(53,426)	(74,005)
Discontinued operations attributable
to noncontrolling interest	—	—	—	—	10,935
Less: Preferred stock dividends	—	(1)	—	(1)	—
Income from continuing operations
attributable to common shareholders	47,346	35,215	40,814	124,424	168,677
Income from discontinued operations
attributable to FINV	—	—	—	—	31,700
Net income attributable to
common shareholders	$47,346	$35,215	$40,814	$124,424	$200,377

Numerator - Diluted
Income from continuing operations
applicable to common shareholders	$47,346	$35,215	$40,814	$124,424	$168,677
Add: Exchange of noncontrolling
interest for common stock (1)	16,335	11,776	13,893	42,671	58,310
Add: Preferred stock dividends	—	1	—	1	—
Diluted income from continuing
operations applicable to
common shareholders	63,681	46,992	54,707	167,096	226,987
Income from discontinued operations,
net of tax	—	—	—	—	42,635
Dilutive net income available to
common shareholders	$63,681	$46,992	$54,707	$167,096	$269,622

Denominator
Basic weighted average common shares	153,923	153,524	137,024	153,659	125,090
Exchange of noncontrolling interest
for common stock	52,976	52,976	52,976	52,976	52,976
Restricted stock units	1,035	1,322	435	1,116	145
Diluted weighted average common shares	207,934	207,822	190,435	207,751	178,211

Basic earnings per common share:
Continuing operations	$0.31	$0.23	$0.30	$0.81	$1.35
Discontinued operations	—	—	—	—	0.25
Total	$0.31	$0.23	$0.3	0.81	$1.60

Diluted earnings per common share:
Continuing operations	$0.31	$0.23	$0.29	$0.80	$1.27
Discontinued operations	—	—	—	—	0.24
Total	$0.31	$0.23	$0.29	$0.80	$1.51

(1)	Adjusted for the additional tax expense upon the assumed conversion of the Preferred Stock	$3,759	$3,057	$4,760	$10,755	$4,760